UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: November 28, 2007

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events

AMR Corporation is filing herewith a press release issued on November 28, 2007 as Exhibit 99.1, which is included herein.  This press release was issued to announce that the Company intends to divest American Eagle, its wholly-owned regional carrier, in 2008.  The planned divestiture would include both American Eagle Airlines, Inc. and its affiliate, Executive Airlines, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  November 29, 2007

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

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Exhibit 99.1

CONTACT:	Andy Backover
Corporate Communications
Fort Worth, Texas
817-967-1577
corp.comm@aa.com

FOR RELEASE: Wednesday, Nov. 28, 2007

AMR CORPORATION PLANS TO DIVEST
AMERICAN EAGLE

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today announced that it plans to divest American Eagle, its wholly-owned regional carrier. AMR, which has been engaged in an ongoing strategic value review process, believes that a divestiture of American Eagle is in the best interests of AMR and its shareholders and will be beneficial to American, American Eagle, their employees, and other stakeholders.
The divestiture of American Eagle is intended to provide it with the structure, incentives and opportunities to win new business and provide new opportunities for American Eagle’s employees.  AMR also believes that the divestiture will enable American to focus on its mainline business, while ensuring American’s continued access to cost-competitive regional feed. Once the two airlines are separated, it is expected that they will operate pursuant to a mutually beneficial air services agreement under which American Eagle will continue to provide American with regional flying of a scope and quality comparable to that provided prior to the separation and on terms that reflect today’s market for those services.
AMR continues to evaluate the form of the divestiture, which may include a spin-off to AMR shareholders, a sale to a third party, or some other form of separation from AMR. The company expects to complete the divestiture in 2008; however, the completion of any transaction and its timing will depend on a number of factors, including general economic, industry and financial market conditions, as well as the ultimate form of the divestiture.

“The decision comes after a careful and deliberate evaluation of the strategy that will best enable us to continue to create value for our shareholders,” said AMR Chairman and CEO Gerard Arpey.  “We have worked hard over the years to build a regional airline that is fully capable of standing on its own and is well positioned to pursue growth opportunities outside of the AMR corporate structure.”
Arpey noted that, in addition to AMR having put in place an independent American Eagle management structure, with a chief executive officer and chief financial officer, American Eagle also has a well-formed operational structure and organization and has produced independently audited financial results for the past several years. Earlier this year, American and American Eagle entered into a new regional flying agreement between the airlines that reflects market-based rates, which ensures that American continues to have access to quality feed on competitive terms. Arpey added that AMR’s divestiture of American Eagle and the regional airline's ability to provide quality feed at competitive rates to other carriers, as well as American, will better position American Eagle to compete for new customers and growth opportunities in the future.
American Eagle is a fully developed operating unit providing a full range of regional airline services with excellent employees and a modern fleet.  It operates approximately 300 aircraft, with approximately 1,700 daily flights to more than 150 cities throughout the United States, Canada, the Bahamas, the Caribbean and Mexico. In 2007, American Eagle expects to generate annual revenues of approximately $2.3 billion.
The planned divestiture would include both American Eagle Airlines, Inc., which feeds American Airlines hubs throughout North America, and its affiliate, Executive Airlines, Inc., which carries the American Eagle name throughout the Bahamas and the Caribbean from bases in Miami and San Juan, Puerto Rico.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection® airlines serve 250 cities in over 40 countries with more than 4,000 daily flights. The combined network fleet numbers more than 1,000 aircraft.
American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve nearly 700 destinations in over 140 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection® airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR).

About American Eagle
American Eagle operates approximately 1,700 daily flights to more than 150 cities throughout the United States, Canada, the Bahamas, Mexico and the Caribbean on behalf of American Airlines. American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection® airlines serve 250 cities in more than 40 countries with more than 4,000 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 700 destinations in over 140 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR).

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook,"
"may," "will," "should," "seeks," "targets" and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial condition, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations.  The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the Company's control, and the volatile results of the Company's operations; the Company's substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized and reorganizing carriers; low fares by historical standards and the Company's reduced pricing power; the Company's likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company's corporate or business strategy; government regulation of the Company's business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company's international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are

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higher than those of the Company's competitors; uncertainties with respect to the Company's relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company's ability to retain key management personnel; potential failures or disruptions of the Company's computer, communications or other technology systems; changes in the price of the Company's common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K/A for the year ended December 31, 2006.

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